Exhibit 99.1

Newsmax Announces Second Quarter 2025 Financial Results

Company Reports Revenues of $46.4 million, an 18.4% Increase Year-Over-Year

Broadcast Revenues Soar to $38.0 Million, a 28.5% Increase Year-Over-Year

Newsmax Remains the Fourth Highest-Rated Cable News Channel
With Over 26 Million Quarterly Viewers

BOCA RATON, FL – August 19, 2025 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced its financial results for the second quarter ended June 30, 2025.

Management Commentary

“We are excited to report another strong quarter with impressive financial and operational results that demonstrate the power of our growing cable and FAST channels,” said Christopher Ruddy, Chief Executive Officer of Newsmax Inc. “Our second quarter revenue growth reflects the continued strength of our business model and the resonance of our content with American audiences.”

Ruddy continued, “Our strong financial position, bolstered by our successful IPO and access to public markets, provides the strategic flexibility to capitalize on the significant opportunities in the evolving media landscape. We are building for sustainable, long-term growth while expanding our reach across multiple distribution channels and platforms.”

“With our diversified revenue streams showing growth across affiliate fees, advertising, and subscription services, and supported by a strong balance sheet, we are well-positioned to capitalize on ongoing trends in streaming, international markets and multi-platform distribution. We remain committed to delivering long-term value for our shareholders as we execute on this strategy.”

Dominion Resolution

On August 18, 2025, Newsmax announced that the Company reached a settlement agreement with Dominion Voting Systems, concluding a defamation lawsuit that Dominion filed in Delaware Superior Court in 2021.

“We are pleased to have reached a resolution with Dominion,” commented Ruddy. “This settlement enables us to move forward from the litigation and remain focused on delivering the trusted news and analysis our viewers rely on every day. This was a strategic business decision made in the best interests of the company and its shareholders, and we remain confident in the integrity of our journalism and steadfast in our commitment to a free and vibrant press.”

The resolution of the Dominion suit, which ends all litigation the Company faced relating to the 2020 election, is expected to significantly reduce Newsmax’s legal expenses for the foreseeable future.

Second Quarter 2025 Business and Operational Highlights

●	Newsmax continued to grow its domestic and global reach, expanding its footprint to over 60 million U.S. homes and to over 100 countries:

o	Extended multi-year carriage partnership with Fubo and launched Newsmax en Español on Fubo’s Latino plan, the first and only U.S.-based news channel to use advanced AI technology to dub its content into another language on a live basis.

o	Expanded distribution through pay TV Hulu+ achieving household penetration of approximately 60 million U.S. homes.

o	Formed strategic partnerships with Cellcom Israel, Telecom Armenia and Supercanal in the Dominican Republic.

o	Expanded Newsmax+ streaming availability across Comcast entertainment devices including Xfinity X1, Xfinity Flex, Xumo Stream Box and Xumo TV.

●	Secured multi-year contract renewal with veteran anchor Greta Van Susteren to continue leading prime-time programming with “The Record”.

●	Grew social media following to 20 million followers and achieved over 16 million downloads of the free Newsmax App.

●	Appointed Ambassador Paula J. Dobriansky and former U.S. Secretary of Labor Alex Acosta to Board of Directors, bringing extensive government, regulatory and international affairs expertise.

●	Added to Russell 2000® and Russell 3000® indexes, providing increased visibility via the $10.6 trillion in institutional investor assets benchmarked against Russell’s U.S. indexes.

Second Quarter 2025 Financial Highlights

●	Newsmax reported total quarterly revenues of $46.4 million for the three-month period ended June 30, 2025, representing an 18.4% year-over-year increase.

o	Total Broadcasting revenues grew significantly year-over-year, increasing from $29.6 million in the second quarter of 2024 to $38.0 million for the second quarter of 2025 – an increase of 28.5%.

o	Advertising Revenues increased 26.2% year-over-year to $29.9 million driven by higher linear cable and satellite advertising due to higher Nielsen ratings which translated to higher rates.

o	Affiliate Revenues increased 7.3% year-over-year to $7.3 million driven by new contractual relationships as well as rate increases that went into effect in 2025.

o	Subscription Revenues increased 5.2% year-over-year to $7.0 million driven by an increase in Newsmax + subscribers.

o	Product Sales Revenues increased 5.1% year-over-year to $1.6 million driven by continued sales of “Pay Zero Taxes” but was offset by lower nutraceutical sales.

●	Newsmax reported a quarterly Net Loss of $(75.2) million as compared to a Net Loss of $(4.8) million reported in the prior year quarter primarily driven by the settlement of the Dominion lawsuit which was settled on August 18, 2025 but recognized in Q2 2025 in accordance with GAAP.

●	Quarterly Adjusted EBITDA was $(3.8) million, a decrease of $5.7 million, or 300.1%, from the amount reported in the same quarter last year, primarily due to an increase in cost of revenues and general and administrative costs associated with the continued expansion of the business and costs associated with becoming a public company. (See reconciliation of net loss to adjusted EBITDA below)

●	The Company ended the quarter with $197.9 million in Cash and short-term investments. Cash and Cash Equivalents was $33.8 million and short-term investment was $164.1 million

Newsmax is reiterating its previously issued full-year 2025 revenue guidance of $180 million to $190 million.

“Our second quarter results demonstrate the strength and resilience of our diversified revenue model,” commented Darryle Burnham, Chief Financial Officer. “The growth we’re seeing across our affiliate fees, advertising revenue and Newsmax+ subscriptions, combined with our strong balance sheet and access to capital markets, positions us well to execute on our long-term strategic vision while maintaining the operational flexibility needed to pursue emerging growth opportunities.”

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation’s leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax’s media properties reach more than 40 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches 20 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax “a news powerhouse.”

For more information, please visit Investor Relations | Newsmax Inc.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our Common Stock, any negative public perception of us, sales of shares previously registered for resale, or other uncertainties and the factors set forth in the sections entitled “Risk Factors” in Newsmax’s Annual Report on Form 10-K for the twelve months ended December 31, 2024, Newsmax’s Quarterly Report on Form 10-Q for the three months ended June 31, 2025, and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

This press release contains a financial measure that has not been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). This financial measure is Adjusted EBITDA.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA1 is defined as revenues less cost of revenues and general and administrative expenses and does not include depreciation and amortization, interest expense, net, impairment charges, unrealized gains (losses) on marketable securities, other corporate matters (consisting primarily of certain litigation expenses, and related fees, for specific legal proceedings that the Company has determined are infrequent and unusual in terms of their magnitude), other, net, and income tax expense.

[1]	The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA on page 8.

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$33,842,039	$24,052,887
Investments	164,052,830	58,310,955
Accounts receivable, net	29,553,260	28,265,721
Inventories, net	1,640,952	1,792,697
Prepaid expenses and other current assets	8,209,833	8,925,294
Total current assets	237,298,914	121,347,554

Property and equipment, net	6,187,097	6,225,617
Right of use asset, operating lease	5,431,334	7,191,606
Other assets	10,282,124	10,698,660
Security deposits	598,319	609,426
Total assets	$259,797,788	$146,072,863

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$15,729,014	$14,670,846
Accrued expenses	7,772,710	9,882,720
Accrued payroll	1,973,340	2,220,872
Accrued distribution	895,071	1,068,366
Deferred revenue	11,511,584	13,652,699
Lease liability, operating lease	3,555,150	3,894,102
Lease liability, finance lease	190,239	199,237
Settlement Liability	53,231,010	29,099,265
Warrant liability	-	6,499,821
Derivative liability	-	41,459,418
Total current liabilities	94,858,118	122,647,346

Long-term liabilities:
Deferred revenue, net of current portion	2,926,255	2,835,218
Lease liability, operating lease, net of current portion	2,494,520	4,049,256
Lease liability finance lease, net of current portion	33,933	129,930
Share repurchase liability	5,301,080	-
Other long-term liabilities	1,000,000	-
Settlement liability, net of current portion	46,330,986	25,477,941
Total liabilities	152,944,892	155,139,691

Commitments and contingencies (Note 11)
Convertible and redeemable preferred stock, $0.001 par value; 11,034 shares authorized; and 0 and 5,575 shares issued and outstanding as of June 30, 2025 and December 31, 2024	-	128,576,901

Stockholders’ equity (deficit)
Convertible and redeemable preferred stock, $0.001 par value; 60,000 shares authorized; and 0 and 27,612 shares issued and outstanding as of June 30, 2025 and December 31, 2024	-	86,742,045
Class A common stock, 0.001 par value; 50,000,000 shares authorized; 39,239,297 shares issued and outstanding; Class B common stock, 0.001 par value; 940,000,000 shares authorized 89,768,339 shares issued and outstanding at June 30, 2025. Class A common stock, 0.001 par value; 20,000 Class A shares authorized; 68,127,538 Class A shares issued and outstanding at December 31, 2024; 60,000 Class B shares authorized; 0 Class B shares issued and outstanding at December 31, 2024 (1)	129,008	10
Treasury stock, 0 and 27,061,584 shares at cost, respectively	-	(14,622,222)
Additional paid-in capital	426,631,367	18,056,702
Accumulated other comprehensive income (loss)	876,320	(52,849)
Accumulated deficit	(320,783,799)	(227,767,415)
Total stockholders’ equity (deficit)	106,852,896	(137,643,729)
Total liabilities, convertible and redeemable preferred stock and stockholders’ equity (deficit)	$259,797,788	$146,072,863

(1)	On March 28, 2025, the Company announced a 6,765.396 for 1 stock split, effective March 31, 2025. This stock split is reflected retroactively in all periods presented for the common shares issued and outstanding.

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Service revenue	$44,884,207	$37,746,093	$88,619,548	$76,909,470
Product revenue	1,555,537	1,480,639	3,121,904	2,916,907
Total revenues	46,439,744	39,226,732	91,741,452	79,826,377

Cost of services	27,758,685	21,073,281	52,407,148	41,576,599
Cost of products sold	1,039,298	1,431,756	2,230,404	2,623,036
Gross profit	17,641,761	16,721,695	37,103,900	35,626,742

General and administrative expenses:
Personnel costs	8,614,761	6,047,773	16,628,179	11,839,569
Advertising costs	5,941,417	3,852,379	10,359,871	8,344,979
Professional fees	4,766,085	1,132,068	7,390,549	2,470,818
Rent and utilities	1,540,453	1,472,394	2,990,244	2,969,458
Depreciation	734,590	820,044	1,471,465	1,625,093
Other corporate matters	68,437,098	5,838,233	78,104,701	59,074,353
Other	4,012,806	2,309,934	8,137,119	4,896,946
Total general and administrative expenses	94,047,210	21,472,825	125,082,128	91,221,216

Loss from operations	(76,405,449)	(4,751,130)	(87,978,228)	(55,594,474)

Other income (expense), net
Interest and dividend income	1,802,054	26,168	2,856,340	53,461
Interest expense	(7,456)	(22,377)	(13,511)	(48,162)
Unrealized (loss) gain on marketable securities	(500,736)	(34,772)	1,084,844	128,574
Other, net	(54,342)	(28,461)	(8,342,898)	(31,686)
Total other income (expense), net	1,239,520	(59,442)	(4,415,225)	102,187

Net loss before income taxes	(75,165,929)	(4,810,572)	(92,393,453)	(55,492,287)

Income tax expense	9,693	18,988	14,693	20,960
Net loss	$(75,175,622)	$(4,829,560)	$(92,408,146)	$(55,513,247)

Other comprehensive income:
Unrealized gain on available for sale debt investments, net of income tax	446,778	—	929,169	—
Comprehensive loss	$(74,728,844)	$(4,829,560)	$(91,478,977)	$(55,513,247)

Weighted average common stock outstanding, basic and diluted (1)	128,333,356	41,065,954	86,938,585	41,065,954
Net loss per share attributable to common stockholders, basic and diluted	$(0.59)	$(0.15)	$(1.12)	$(1.42)

(1)	On March 28, 2025, the Company announced a 6,765.396 for 1 stock split, effective March 31, 2025. This stock split is reflected retroactively in all periods presented for the common shares issued and outstanding. See Note 1. Nature of Business.

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	2025	2024
Cash flows from operating activities:
Net loss	$(92,408,146)	$(55,513,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,089,126	3,153,473
Stock-based compensation	4,994,794	-
Change in fair value of warrant liability	1,824,179	6,373,757
Change in fair value of derivative liability	6,104,230	-
(Recovery of) provision for credit losses	(266,076)	(458,695)
Unrealized gain on marketable securities	(1,084,844)	(128,574)
Non-cash lease expense	1,788,532	1,706,637
Non-cash expense related to SEPA Agreement	500,000	-
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(1,021,463)	(545,163)
Inventory	151,745	1,072,475
Prepaid expenses and other current assets	(1,226,532)	(1,151,295)
Other asset	(1,201,125)	-
Security deposits	11,107	54,989
Increase (decrease) in liabilities:
Accounts payable	314,683	(1,918,363)
Accrued expenses	(2,530,837)	3,677,186
Lease liabilities	(1,921,948)	(1,753,792)
Settlement liability	44,984,790	40,000,000
Other long-term liabilities	1,000,000	-
Deferred revenue	(2,050,078)	(1,996,968)
Net cash used in operating activities	(38,947,863)	(7,427,580)

Cash flows from investing activities:
Purchase of investments	(131,727,862)	-
Proceeds from maturity of investments	28,000,000	-
Sale of investments	-	314,185
Purchase of property and equipment	(689,460)	(207,489)
Net cash (used in) provided by investing activities	(104,417,322)	106,696

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net	80,742,222	8,025,738
Proceeds from issuance of common stock IPO, net	66,659,453	-
Proceeds from exercise of stock options	6,707,723	-
Proceeds from additional stock issuance	65,000	-
Payment of dividend	(915,067)	-
Principal payment under finance lease obligation	(104,995)	(90,102)
Net cash provided by financing activities	153,154,337	7,935,636

Net change in cash	9,789,152	614,752
Cash and cash equivalents – beginning	24,052,887	6,037,211
Cash and cash equivalents – ending	$33,842,039	$6,651,963

Supplemental disclosures of cash flow information:
Operating lease assets obtained in exchange for operating lease liabilities	$28,391	$76,708
Allocation from equity to derivative liability for Series B Preferred Stock	$-	$2,358,376
Interest paid	$1,829	$19,968

Non-cash transactions:
Property and equipment acquired through accounts payable:	$743,485	$217,172
Non-cash financing activities:
Issuance of warrants in connection with the issuance of convertible stock	$1,144,976	$-
Common stock issuance costs reclassified from prepaid expenses	$(1,798,989)	$-
IPO funds receivable in escrow	$34,500	$-
Proceeds from exercise of stock options in transit	$38,320	$-

NEWSMAX INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Net loss	$(75,175,622)	$(4,829,560)	$(92,408,146)	$(55,513,247)
Add
Depreciation	734,590	820,044	1,471,465	1,625,093
Interest, net	(1,794,598)	(3,791)	(2,842,829)	(5,299)
Unrealized (gain) loss on marketable securities	500,736	34,772	(1,084,844)	(128,574)
Stock-based compensation	3,417,686	—	4,994,794	—
Other corporate matters	68,437,098	5,838,233	78,104,701	59,074,353
Other, net[2]	54,342	28,461	8,342,898	31,686
Income tax expense	9,693	18,988	14,693	20,960
Adjusted EBITDA[3]	$(3,816,075)	$1,907,147	$(3,407,268)	$5,104,972

2 Comprised of miscellaneous items such as derivative adjustments, income tax credits, and unrealized gains on securities

3 For a discussion of Adjusted EBITDA, see “Non-GAAP Financial Measures” above.